UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

167 N. Sunset Ave., City of Industry, CA	91744
(Address of principal executive offices)	(Zip Code)

(626) 961-8619
(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Sugarmade Inc., a Delaware corporation (the “Company”) makes the following disclosures pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934, generally referred to as Regulation FD Disclosure. The Company has received several questions from its investors about corporate operations and product offerings. The Company believes responses to these questions may require disclosure required under Regulation FD Disclosure.

Below, we offer these questions with Company responses.

FORWARD-LOOKING STATEMENTS: The below information contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward looking statements.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contain below.

Investor Question

How is the roll out of the Sriracha Seasoning Stix product line going? What are the sales and revenues? What is the marketing plan going forward?

Reply from Sugarmade to Investor:

We are very happy with the rollout of the Sriracha Seasoning Stix product line, in which we use the real Sriracha Hot Chili Sauce from Huy Fong Foods, Inc.

Sugarmade has begun its marketing program for the products, which is heavily supported by social media activities and Internet advertising. We are also having great success in recruiting affiliate marketing partners to sell the product. These strategies are proving to be very successful and are resulting in a sales growth rate that is very robust.

We have recently enhanced the product offering with three new blends from the Seasoning Stix product line. While the appeal of Huy Fong Foods Sriracha Hot Chili Sauce is very significant, there are clearly many consumers who prefer seasoning blends that are less spicy. Sales of these new blends are also growing rapidly.

We continue to build inventory levels for all seven of the blends now being marketed on the website in preparation for the holiday sales season. We plan to introduce several new blends over the coming weeks, which will also be offered on the websites and to the affiliate marketers.

There can be no assurance, however, the Company will be able to meet the expected significant demand for the holiday sales season. Management is currently taking steps to add additional capacity especially relating to manufacturing, order fulfillment and shipping. If we are unable to increase capacities we may fall short of meeting the expected significant demand.

While it is not appropriate to discuss specifics of revenues outside of the normal reporting cycle, we believe we have a winning product in Sriracha Seasoning Stix and the other blends being marketed. We do expect such sales to have a meaningfully positive impact on revenues for the December quarter.

Investor Question:

Has SGMD has increased involvement with Stix patents? Any patent protected MJ encapsulation products in development?

Reply from Sugarmade:

We would ask you to reference the press release we issued recently concerning Seasoning Stix. We have no claims or ownership of any patents referenced in your question. We have signed a distribution agreement with Seasoning Stix International and we are currently marketing Sriracha Seasoning Stix under the terms of the Agreement.

We are working on a long-term licensing agreement with Seasoning Stix that may or may not include an option to purchase all its assets, including long-term rights to the patents. The agreement may also allow us to increase the number of products we offer under the Seasoning Stix product line. At this time the agreement has not been finalized.

Sugarmade believes the Seasoning Stix culinary technology is unique and holds the promise to significantly change the multi-billion dollar seasoning industry – an industry that has seen very little change in decades. We will keep our investor informed as developments occur relative to these issues.

At this time we do not have anything to announce relative to any cannabis encapsulation technologies or products.

Investor Question:

SGMD will market patented products, but who will make Stix? Florida facility remains unreliable, will SGMD manage and place SGMD employees in LA facility, or farm out production? Are both Florida and CA Stix facilities producing product at this time? If so, production numbers please.

Reply from Sugarmade:

There are many components to each blend – seasonings, bottle, labels, etc. If any one component is out of stock the production run cannot be completed. This is a similar issue experienced by many manufacturers. We have had some issues of getting certain items delivered on time, but these have mainly been solved. The Florida factory is located in a remote part of the state of Florida and there are sometimes deliver issues. Additionally, the Company takes great care in using only high quality ingredients in Sriracha Seasoning Stix. These ingredients are sometimes difficult to obtain in the required quantities. For example, supplies of high quality garlic are very tight on the worldwide market and several of the packaging materials are custom configured for our products. We selectively chose to limit certain production runs until the high quality inputs we require were fully available. Such periodic shortages could occur at anytime in the future, although we are not experiencing any such delays at present.

The Company has recently provided a considerable number of units to Huy Fong Foods, Inc. under the terms of the contract. Under the terms of our contract, we are not able to release shipment levels to Huy Fong Foods, Inc. The Company’s Kickstarter program consumed many more units. The rest of the units were shipped for orders. We have since received several new shipments and we are in stock for most of the blends. We do not envision any wide scale shortages in the future, but as outlined above, disruptions to the supply chain and manufacturing could occur at anytime.

We have implemented several inventory management solutions to smooth out the delivery of raw materials. We believe this will minimize issues, but some things are outside our control. For example, the hurricane last month forced the factory to close as power was out for several days and unpredictable for more than a week. The factory was operation again as soon as electricity was fully restored. Fortunately, all of the employees and their families were unharmed.

The Florida site has huge capacity, so we have decided to have only one facility producing the products. We found we can save money with only one dedicated facility. The Florida manufacturing facility is owned and operated outside of Sugarmade. We contract with the facility for production, which is common in the food manufacturing business.

Production in Florida is going very smoothly and we have recently ramped up production very significantly. It is incorrect to classify the Florida site as unreliable. Nothing could be further from the truth. It is operating very well. The capacities are huge. Two additional drying units were recently added at the site to further boost production. There are now nine drying units and we are helping to search for additional units to make sure planned production can be met. The factory may need to change drying technologies altogether to meet expected demand. We are currently looking into assisting in making such improvements.

We are currently producing approximately 1,500 to 2,000 units per week and we are making plans to ramp this up further – likely to 3,000 units per week. This is still in the planning phase. Our last production run was for 2,200 units. We are expecting a very strong holiday season and we are building our inventories to meet this expected demand. We are also planning to release several new blends for the Holidays, so this will require additional orders to be placed with the Florida factory.

The full capacity of the Florida factor depends on the amount of capital investment for drying technologies. The Company has recently helped to increase this capacity and we prepared to help add more capacity as is required.

Capacity is currently estimated well in excess of twenty thousand bottles per week.

Investor Question:

Has LA Stix facility produced any consumer product?

Reply from Sugarmade:

The Los Angeles site has mainly been for testing. It is no longer needed. Our blends are very stable now and we are able to perform R&D and minor functions elsewhere. The Los Angeles facility also proved to be too small for actual production. We were unable to gain more space in the building where the kitchen was located. The Company is currently best served by a single manufacturing facility.

Investor Question:

Are any SGMD/CSCE joint venture plans in the works?

Reply from Sugarmade:

We do not have anything to announce at this time.

Investor Question:

How many more prototypes until first SGMD/Plantation Corp JV project released to public? If Plantation Corp $5m private placement not successful, does that affect Budlife JV? Who's paying Budlife R&D at this time?

Reply from Sugarmade:

Bud Life R&D is privately funded. At this time we do not know if additional iterations of prototypes will be needed. We think the current prototype is the last version before we go to production, but we won’t know for sure until the design is proven. As we have announced, we are very excited that Plantation has now created optimal atmospheres for the long-term storage of cannabis – we think it is a really big deal. We plan to begin taking orders for Bud Life in Q4. We are unable to comment on the R&D budgets and financing prospects for Plantation Corp.

We think the Bud Life product is a game changer for the developing cannabis industry. Having the product available for the California debut for cannabis sales on January 1, 2018 it our goal. We are excited about our distribution agreement where we have an exclusive in what we think will be one of the largest single cannabis markets in the world – California, Oregon and Washington.

Investor Question:

Caligrownsupplies.com update? Unique visitors, repeat visitors? Average wholesale transaction? Any products white labeled and being resold to public via retail establishments? Any of the products manufactured in house? Care to release any revenue numbers?

Reply from Sugarmade:

We continue to work with many hydroponic distributors and manufacturers. We have a large number of opportunities in this area, but we have not been to capitalize on most of these due to the lack of reasonably priced financing. This is one of the reasons we have filed the 14-A Proxy. We need the flexibility to finance the large amount of business that is available. Website traffic is strong with many questions and inquiries. All revenue numbers need to be reported inside of the normal reporting cycle.

Investor Question:

Was the $1.35m CD financing agreement concluded, and what are the terms for that deal?

Reply from Sugarmade:

The financing bought out several other debt holders and we think the consolidation was a good thing for the Company. The new agreement provides us the ability to gain financing from time to time. Terms are for conversion at a discount to the market anytime after six months. We want to get the 14A approved to further reduce our cost of capital going forward.

Investor Question:

The $3M, 12 month Hydroponics supply deal was reported to have started in June. Any numbers SGMD can report? Are products solely marketed through Caligrownsupplies.com website? Any guidance after 12 month deal concluded?

Reply from Sugarmade:

We have started to deliver on this supply agreement. Again, we are not able to maximize deliveries due to financing limitations. Once we get more financing we think this deal can grow even larger – and there are many more transactions out there that are similar. We are working diligently to increase the available financing to the Company.

Investor Question:

Any plans to have HuyFongFoods (sic) sign of approval and get involved with Sriracha Stix advertising campaign (sic)?

Reply from Sugarmade:

Huy Fong Foods, Inc. has been very good to us and we are proud to be using its Sriracha Hot Chili Sauce in our blends. We believe it significantly enhances the taste of the product and thus far our customers support this opinion as reviews have been outstanding. As far as we know, Huy Fond does not have joint advertising programs, but they have helped us several time with social media posts.

Investor Question:

Investor Question:

What is the relationship between Sugarmade and Seasoning Stix?

Reply from Sugarmade:

Sugarmade and Seasoning Stix are separate companies. Seasoning Stix International is a private company registered in the state of Wyoming. Sugarmade licenses various products from Seasoning Stix International.

Investor Question:

What is the status of the Sriracha Seasoning Stix product?

Reply from Sugarmade:

Sriracha Seasoning Stix are available on the website at www.Srirachastix.com. We are currently offering four difference blends packaged individually, in bottle pairs or in a gift package of four blends. We are also selling three of the Seasoning Stix blends without Sriracha – Classic Garlic, Italian Blend and Citrus Garlic. Thus far, the gift packages are by far the most popular SKU.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: October 25, 2017	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer

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